Date Filed: April 8, 1999                                  SEC File No.333-73289

-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C., 20549
                          AMENDMENT NO. 1 TO FORM SB-2
            Registration Statement Under the Securities Act of 1933


                            CYBERGUIDE ONLINE, INC.
               (Exact Name of Issuer as Specified in Its Charter)


-------------------------------------------------------------------------------
        Texas                          7379                     76-0594616
-------------------------------------------------------------------------------
State of Incorporation      Primary Standard Industrial       I.R.S. Employer
                            Classification Code Number     Identification Number
-------------------------------------------------------------------------------

            16185 Creighton Road, Conroe, Texas 77302 (409) 760-2600
        (Address and Telephone Number of Issuer's Principal Offices and
                              Place of Business)

                                James B. Tucker
                   16185 Creighton Road, Conroe, Texas 77302
                                 (409) 760-2600
           (Name, Address and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: As soon as this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                      [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the box.                                                        [ ]

CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------
Title of class of      Amount to be          Proposed                Proposed                 Amount of
securities to be       registered            Maximum                 maximum                  Registration Fee
registered                                   offering price per      aggregate offering
                                             unit                    price
--------------------------------------------------------------------------------------------------------------
Common Stock           10,200,000            $0.05                       $510,000                  $141.78
--------------------------------------------------------------------------------------------------------------


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                             CYBERGUIDE ONLINE, INC


                  Maximum of 10,200,000 shares of common stock
                             Price per share: $0.05
                    Total proceeds if maximum sold: $510,000


This is the Company's initial public offering so there is no public market for the Company's shares. However, we hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

AN INVESTMENT IN OUR COMPANY IS RISKY, ESPECIALLY GIVEN THE YOUNG AGE OF OUR COMPANY. ONLY PEOPLE WHO CAN AFFORD TO LOSE THE MONEY THEY INVEST IN OUR COMPANY SHOULD INVEST IN OUR SHARES. A FULL DISCUSSION OF THE RISKS OF OWNING OUR SHARES BEGINS AT PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF OUR SHARES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OF COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


-----------------------------------------------------------------------------------------------------------
                              Price to Public           Underwriting Discount            Proceeds to Issuer
                                                           and Commissions                or other Persons
-----------------------------------------------------------------------------------------------------------
Per Share                       $   0.05                       None                          $   0.05
-----------------------------------------------------------------------------------------------------------
Total Maximum                   $510,000                       None                          $510,000
-----------------------------------------------------------------------------------------------------------

We will probably sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sale so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering no later than June 30, 2000.

The information in this Prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.



                                 APRIL 7, 1999

SUMMARY OF THE OFFERING...........................................................................................1

RISK FACTORS......................................................................................................4

USE OF PROCEEDS...................................................................................................9

DETERMINATION OF OFFERING PRICE..................................................................................10

DILUTION ........................................................................................................11

PLAN OF DISTRIBUTION.............................................................................................12

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................12

SECURITIES OWNERSHIP OF CERTAIN

         BENEFICIAL OWNERS AND MANAGEMENT........................................................................15

DESCRIPTION OF SECURITIES........................................................................................15

DISCLOSURE OF COMMISSION POSITION

         ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.......................................................17

DESCRIPTION OF BUSINESS..........................................................................................18

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.........................................................20

DESCRIPTION OF PROPERTY..........................................................................................24

MARKET FOR COMMON EQUITY

         AND RELATED SHAREHOLDER MATTERS.........................................................................24

EXECUTIVE COMPENSATION...........................................................................................26

FINANCIAL STATEMENTS.............................................................................................26

                             SUMMARY OF THE OFFERING



OUR COMPANY:                                Cyberguide Online, Inc., is a recently incorporated Texas
                                            corporation.  We are in the business of developing and
                                            producing Internet advertisements for the Dallas Metroplex.
                                            We currently maintain our executive offices at 16185
                                            Creighton Road, Conroe, Texas 77302 (409) 760-2600.

SECURITIES OFFERED:                         Up to a maximum of 10,200,000 shares of common stock, no
                                            par value per share. The shares are offered at $0.05 per
                                            Share for total gross offering proceeds of $510,000.

SHARES OF COMMON                            0 Shares
STOCK OUTSTANDING
BEFORE OFFERING:

SHARES OF COMMON                            10,200,000 Shares
STOCK OUTSTANDING
AFTER OFFERING,
ASSUMING MAXIMUM
AMOUNT SOLD:

SHARES OF PREFERRED                         1,050 Shares which are convertible into 10,500,000 shares
STOCK OUTSTANDING                           of common stock at the close of this offering.
PRIOR TO THE OFFERING,
CONVERTIBLE INTO
COMMON STOCK ON A 1:10,000 BASIS

TERMS OF THE OFFERING:                      There is no minimum offering. Accordingly, as shares are
                                            sold, we will use the money raised for our activities. The offering will remain open until June 30, 2000, unless all of the shares are sold earlier or we decide to cease selling
                                            efforts.

USE OF PROCEEDS:                            We intend to use the proceeds of this offering primarily for additional development of our web page and web pages designed for others and related activities, for repayment of corporate debt and for working capital and general corporate purposes.

PLAN OF DISTRIBUTION:                       This is a best efforts offering, with no commitment by
                                            anyone to purchase any shares.  Our shares will be offered and sold by our principal executive officers and directors, although we may use the services of one or more NASD
                                            registered broker-dealers as selling agent(s) to make offers and sales on our behalf.

                                  RISK FACTORS


         AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, INCLUDING A RISK OF LOSS OF AN INVESTOR'S ENTIRE INVESTMENT IN THE COMPANY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS BEFORE PURCHASING ANY SHARES.


         DEVELOPMENT STAGE COMPANY. We were incorporated in November, 1998, and are, therefore, a development stage company with a limited operating history. We need to receive substantially all of the maximum proceeds of this offering to proceed with our business plan and will require substantial additional capital, for which no agreements or arrangements are currently in place, to implement our business plan. Accordingly, our ability to continue as a going concern is dependent upon us receiving the maximum proceeds of this offering and/or securing conventional financing.

         LACK OF DIVERSIFICATION. If we are successful in selling the maximum number of shares offered, we will only have enough money to develop our web page and provide other web services to the public to a limited extent. As a result, we will not have any real diversification of operations, at least initially. This will mean that our fortunes will depend significantly upon the success of our web page; if the public does not like our web page or the related services, we will not succeed.

         "BEST EFFORTS" OFFERING This Offering is being conducted on a "best efforts" basis, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the stock we are trying to sell, our ability to expand and complete our business plan will be materially adversely effected, and investors may lose all or substantially all of their investment.

         DEPENDENCE ON MANAGEMENT. Our success is materially dependent on the continued services of Mr. Brad Tucker, our President, who intends to devote full time to the our business. The loss of the services of Mr. Tucker could have a material adverse effect upon our business and operations until a suitable replacement may be located.

         DILUTION. Our company is authorized to issue a substantial number of shares of common stock in addition to the shares offered hereby, as well as shares of preferred stock in such series and with such rights and preferences as may be determined by our Board of Directors in its sole discretion. The issuance of additional securities could cause material dilution to investors in this offering. In addition, this offering itself involves immediate and substantial dilution to investors.

         SHARES AVAILABLE FOR RESALE UNDER RULE 144. All of our presently outstanding shares of stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 generally provides, subject to various restrictions, that a person who has restricted securities may sell, within any three month period, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Our executive officers own preferred stock having rights to convert into up to an aggregate of 10,500,000 restricted shares of common stock for which the one year holding period expires in November, 1999. A sale of shares by our officers, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

         ARBITRARY DETERMINATION OF OFFERING PRICE. The offering price and other terms and conditions relative to the shares offered have been arbitrarily determined by us and do not necessarily bear any direct relationship to assets, earnings, book value or any other objective criteria of value.

         NO DIVIDENDS ON COMMON STOCK. We have never paid dividends on our stock and do not anticipate paying any dividends in the foreseeable future.

         ILLIQUIDITY OF INVESTMENT IN STOCK. There is currently no market for our shares and no assurances are given that a public market for our stock will develop or be sustained if developed. As a result, investors may not be able to readily dispose of any of our shares.

         PENNY STOCK REGULATION. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. Since our stock will likely be subject to the penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their stock.

         YEAR 2000 PROBLEMS. The advent of the new millennium on January 1, 2000, may cause computers that are not Y2K compliant to malfunction, potentially causing massive disruptions. Although our current computer is, and any computers to be acquired will be, designed to be Y2K compliant, our success also depends greatly upon the public having unfettered access to the Internet. As a result, any problems caused generally to the Internet by Y2K compliance issues will likely harm the our business as could problems individuals have with their own computers that are not Y2K compliant, thus limiting their ability to access our web page or web pages maintained by us.

         COMPETITION. Any business that is related to the Internet is highly competitive because of numerous factors, including the ease of access to the Internet and the perception, albeit incorrect, among the public that involvement in the Internet can generate huge profits. We will compete for virtually every aspect of our business with larger companies, from the pursuit of advertising dollars to our ability to hire people to work for us.

         POTENTIAL CONFLICTS OF INTEREST BETWEEN MANAGEMENT AND THE COMPANY. Our President intends to devote full time as may be required to the business and affairs of the Company. We are not currently aware of any conflicts between our management and the interests of the company and our management has not established any policies for handling any conflicts which may arise, especially since we do not have any outside directors.

         VOTING CONTROL BY MANAGEMENT. After completion of this offering, assuming all of the shares offered are sold, our management, through its ownership of convertible preferred stock, will have the right to acquire 10,500,000 shares of our common stock. In addition, each share of preferred stock is entitled to 10,000 votes on all matters submitted to shareholders. Thus, our management will control at least approximately 51% of our voting securities. As a result, our management already controls and will continue to control the affairs of the Company, including the election of all of our Board of Directors, the issuance of additional shares of stock, the distribution and timing of dividends, if any, and all other matters.

         LOCATION OF OUR ACCOUNTANTS. Our accountants are located in Florida, but our offices and books and records are located in Texas. When we need our accountants to audit our records, we send to our accountants the necessary materials to allow them to perform their examination of our records. Because our company is only recently organized, with no meaningful history of operations, this procedure has not caused problems for us in the past. However, as our operations grow, this separation between us and our accountants may become inefficient and potentially costly. Although we currently have no plans to change this arrangement, if problems are presented that we feel do not justify our continued use of our existing accountants, we may decide to change to accountants located in the state of Texas. Changing accountants can be expensive.



                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Shares offered hereby, assuming all of the Shares offered hereby are sold, of which no assurances are given, are estimated to be $460,000, giving effect to the estimated expenses of the Offering of approximately $50,000 and exclusive of Selling Commissions, if any.

         The following table sets forth the anticipated use of the net proceeds of this Offering in based upon various levels of sales of the stock offered. The entries in this table are presented in the order or priority to us. Specifically, the first entry is for the relatively fixed costs associated with conducting this offering and so are not likely to change. The next entry is for additional web site development, the primary focus of our business, with the remaining entries p;resented in their order of importance to us and our success. In general, the more shares we are able so sell, the more we will be able to quickly add sales people to our staff, hire additional programmers to design and maintain web pages and generally grow our company. There is no minimum amount that must be sold in this offering and there is no minimum or maximum amount that must be purchased by each investor. Our receipt of no or nominal proceeds will have a material adverse effect upon us and our investors.

------------------------------------------------------------------------------------------------------------------
Placement of         # of Shares         # of Shares          # of Shares         # of Shares          # of Shares
Shares @             Sold                Sold                 Sold                Sold                 Sold
$.05 per
Share
------------------------------------------------------------------------------------------------------------------
                     2,000,000            4,000,000           6,000,000         8,000,000            10,200,000
------------------------------------------------------------------------------------------------------------------
Gross              $   100,000          $   200,000         $   300,000       $   400,000          $    510,000
Funding
------------------------------------------------------------------------------------------------------------------
USE OF
FUNDS
RAISED:
------------------------------------------------------------------------------------------------------------------
Costs of the       $    50,000          $    50,000         $    50,000       $    50,000          $     50,000
offering
including
legal,
accounting,
and other
similar fees
------------------------------------------------------------------------------------------------------------------
Website            $    10,000          $    30,000         $    55,000       $    77,500          $    100,000
Development
------------------------------------------------------------------------------------------------------------------
Internet
Service            $    10,000          $    30,000         $    55,000       $    77,500          $    100,000
------------------------------------------------------------------------------------------------------------------
Advertising        $    10,000          $    30,000         $    55,000       $    77,500          $    100,000
------------------------------------------------------------------------------------------------------------------
Working
Capital            $    20,000          $    50,000         $    85,000       $   117,500          $    160,000
------------------------------------------------------------------------------------------------------------------
Total Use of
Proceeds           $   100,000          $   200,000         $   300,000       $   400,000          $    510,000
------------------------------------------------------------------------------------------------------------------



         Because we presently anticipate selling the shares strictly through the efforts of our officers and directors, the above numbers do not include any deductions for selling commissions. If broker/dealers are used in the sale of the shares, we would expect to have to pay up to 10% of any gross proceeds raised in this offering to one or more NASD registered broker-dealers. In such event, net proceeds to us will be decreased and the use of proceeds may be reallocated in our management's sole discretion.

         In the event we receive the maximum proceeds of $510,000, our management believes that the net proceeds therefrom, together with anticipated funds from operations, will provide us with sufficient funds to meet our cash requirements for at least twelve (12) months following the date these maximum proceeds are raised. As set forth in the above table, if we receive net proceeds in amounts less than the maximum proceeds, this twelve month time frame will probably be diminished and our business plans will have to be decreased to an extent not presently determinable by us.

         None of the offering proceeds we receive will be used to make loans to officers, directors and/or affiliates.

         In January, 1999, we borrowed $11,000 from various individuals to pay our expenses while this offering is completed. The agreements by which we borrowed these funds and may borrow in the future provide that the persons who loaned the money have the right to convert the amounts due to them into our preferred stock on the basis of 2 shares of preferred stock for each $1,000 loaned. If the lenders decide to convert their debt into preferred stock and then decide to convert their preferred stock into common stock, we may issue shares of the common stock offered hereby to the lenders in satisfaction of the loan agreements on the basis of one share of common stock for each $0.05 of debt so converted. In the alternative, we may take part of the proceeds of the offering to pay these debts.

         The estimated allocation of net proceeds of this offering set forth above is based upon our present plans, assumptions and estimates regarding our intended operations, anticipated expenditures and revenues. The actual allocation of net proceeds of this offering may be shifted in our discretion if our assumptions and estimates concerning anticipated expenditures and revenues prove to be inaccurate. The allocation may also be changed if problems, expenses and delays frequently encountered in growing a new business within the internet industry, implementing new business strategies, as well as changes in the economic climate and/or our planned business operations are experienced by us.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for our shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

         At December 31, 1998, our company had a net tangible book value of $1,462. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 10,200,000 shares at the offering price and receipt of $510,000, less offering expenses estimated at $50,000. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets divided by the total number of shares of our common stock outstanding. The numbers set forth in this table also assume the conversion of all of the currently outstanding shares of preferred stock into our common stock.



---------------------------------------------------------------------------------------------------------
                                        November 23, 1998                       10,200,000 shares offered
---------------------------------------------------------------------------------------------------------
Purchase price per share                less than $0.01                         $0.05
---------------------------------------------------------------------------------------------------------
Net tangible book value per             less than $0.01                         n/a
share of
common stock before the
offering(1)
---------------------------------------------------------------------------------------------------------
Pro forma net tangible book             n/a                                     $0.02
value per share
of common stock after the
offering, assuming all
preferred stock is converted
into common stock
---------------------------------------------------------------------------------------------------------
Increase to net tangible book           n/a                                     approximately $0.02
value per
share attributable to
purchase of
common stock by new
investors
---------------------------------------------------------------------------------------------------------
Dilution to new investors               n/a                                     approximately $0.03
---------------------------------------------------------------------------------------------------------



(1) Our net tangible book value per share is determined by dividing the number of shares of common stock outstanding into the net tangible book value of the company and is significantly less than zero prior to this offering.

                              PLAN OF DISTRIBUTION

         GENERAL. We are offering up to a maximum of 10,200,00 Shares at a price of $0.05 per Share to be sold by our executive officers and directors. If we sell the shares through our executive officers and directors, no compensation will be paid with respect to such sales. However, we may retain a NASD registered broker-dealer to act as a selling agent in connection with all or part of this offering and will likely pay a cash commission of up to an aggregate of 10% of the proceeds of this offering. Since this offering is conducted on a "best efforts" basis, there is no assurance that any of the shares will be sold.

         The offering will remain open until June 30, 2000, unless the maximum proceeds are earlier received or we decode to stop selling our shares. Our officers, directors and existing stockholders may purchase shares in this offering.

NO ESCROW OF PROCEEDS. There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers are as follows:



-----------------------------------------------------------------------------------------------
    Name                    Age            Position                      Term of Office
-----------------------------------------------------------------------------------------------
Jim W. Tucker               56         Director, Chairman          Until next annual meeting of
                                                                   stockholders
-----------------------------------------------------------------------------------------------
Bob Ringle                  55         Director                    Until next annual meeting of
                                                                   stockholders
-----------------------------------------------------------------------------------------------
James B. Tucker             28         Director, President         Until next annual meeting of
                                                                   stockholders
-----------------------------------------------------------------------------------------------
Paul C. Velte, IV           37         Secretary                   Until next annual meeting of
                                                                   stockholders
-----------------------------------------------------------------------------------------------
Kenneth Wages               27         Vice President              Until next annual meeting of
                                                                   stockholders
-----------------------------------------------------------------------------------------------
Jim Lawrenz                 34         Treasurer                   Until next annual meeting of
                                                                   stockholders
-----------------------------------------------------------------------------------------------


         There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above. There is no arrangement or understanding between any of our directors or officers pursuant to which he was elected to his office.

         JAMES B. ("BRAD") TUCKER - DIRECTOR AND PRESIDENT: Mr. Tucker has devoted 100% of his time serving as a director and our President since our inception in November, 1998. From 1996 to the formation of our company in November 1998, , Mr. Tucker worked for American Beverage Company, a bottled water manufacturing plant. While at American Beverage, Mr. Tucker generated new marketing and advertising campaigns to aid in the sales of bottled water. Mr. Tucker was involved in all aspects of the development of American Beverage, from the initial start up of the company to the end sale of product to grocers. Also during this period, Mr. Tucker spent over 2000 hours researching computer hardware, software and Internet operations in preparation for the formulation of CyberGuide Online. For the period from 1993 until 1996, Mr. Tucker was a salesman with Silverleaf Resorts in Dallas, Texas, where Mr. Tucker's primary duties consisted of selling time shares in various properties throughout the country. James B. ("Brad") Tucker is the son of James W. Tucker.

         JAMES W. TUCKER - DIRECTOR AND CHAIRMAN OF THE BOARD OF DIRECTORS: In addition to his role as our Chairman of the Board of Directors, Mr. Tucker's primary focus has been on serving as the Chairman of the Board of Directors and Vice President of Crossroads Environmental Corp., located in Conroe, Texas for the previous 6 years. Crossroads Environmental Corp. is engaged in the business of disposing of non- hazardous waste water in the Conroe area. Mr. Tucker's role to our company is as an advisor, with several years experience in management. Mr. Tucker will not likely spend a significant amount of his time in the active management of our company. Jim W. Tucker is the father of James B. ("Brad") Tucker.

         ROBERT E. RINGLE - DIRECTOR: In addition to his role as a director of our company, Mr. Ringle has served as Vice President, Director of Sales and Treasurer of American Communications Enterprises, Inc., since the inception of American Communications Enterprises, Inc., in October, 1998. Mr. Ringle has more than 20 years experience in owning and operating advertising agencies and marketing companies.


         For the period from 1997 to the inception of American Communications Enterprises, Inc., Mr. Ringle served as the Chief Marketing Officer and Director of Sales for Equicom Inc., a regional radio broadcasting network.

         For the period from 1995 to 1997, Mr. Ringle served as the Chief Executive Officer of Quadra Group, Inc., a small consulting company specializing in marketing and management.

         For the period from 1993 to 1995, Mr. Ringle served as the Marketing Director and Sales Manager for Pell Automotive Group, a car dealership in Tucson, Arizona.


         Mr. Ringle's role as solely a director of our company is to provide marketing and management expertise. Mr. Ringle will not likely spend a significant amount of his time in the active management of our company.

         PAUL C. VELTE, IV - SECRETARY. Mr. Velte has served as our secretary since our inception and is an attorney who has been engaged in the private practice of law in the Austin, Texas area for the past 5 years. Mr. Velte has devoted approximately 20% of his time since September of 1997 in providing legal documents and advise to us. Mr. Velte continues to represent the company at no charge and will likely continue to do so in the future. We anticipate that Mr. Velte will spend at least 20% of his time performing legal services for our the benefit with the rest of his time spent on his private practice.

         KENNETH WAGES - VICE PRESIDENT. Mr. Wages has served as a Vice President of our Company since its inception and has worked as a computer consultant for the past 5 years, specializing in the design, construction and maintenance of web pages on the Internet. Mr. Wages has devoted approximately 50% of his time in the development of our CyberGuide and expects to devote 100% of his time to our business upon completion of this offering.

         JIM LAWRENZE - TREASURER. Mr. Lawrenze has served as our Treasurer since our inception and is an accountant who has been engaged in a private accounting practice for the last 5 years. Mr. Lawrenze has devoted 20% of his time since the inception of our company to the development of our company and expects to devote 50% of his time upon completion of this offering to our company, with the rest of his time devoted to his accounting practice.

         DIRECTORS. All of our Directors serve for one year periods. We presently expect to conduct our first annual meeting of shareholders and directors in November, 1999 at which time directors will again be elected. All directors serve for a period of one year unless removed in accordance with our bylaws.



        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock before and after giving effect to the sale of the maximum number of shares of common stock offered. All shareholders have sole voting and investment power over the shares beneficially owned. Included within this table is information concerning each stockholder who owns more than 5% of any class of our securities, including those shares subject to outstanding options. Although our officers or directors may purchase shares in this offering, the following amounts assume that our officers or directors do not purchase any additional shares.



-------------------------------------------------------------------------------------------------------------------
 Title of          Name and Address of                  Amount             Amount            % of           % of
  Class                  Owner                          Owned              Owned            Class,         Class,
                                                      before the         after the          Before         After
                                                       Offering          Offering          offering       offering
                                                                            and                             and
                                                                        conversion                       conversion
-------------------------------------------------------------------------------------------------------------------
Preferred        James B. Tucker                       525                 5,250,000          50%           25.36%
Stock            4300 Horizon N. Parkway               Preferred           Common
                 Suite 915                             Shares              Shares
                 Dallas, Texas 75287
-------------------------------------------------------------------------------------------------------------------
Preferred        Jim Lawrenz                           157.5               1,570,000          15%           7.58%
Stock            826 Wildwood Dr.                      Preferred           Common
                 Grapevine, Texas 75061                Shares              Shares
-------------------------------------------------------------------------------------------------------------------
Preferred        Paul C. Velte, IV                     157.5               1,570,000          15%           7.58%
Stock            1122 Colorado                         Preferred           Common
                 Suite 2320                            Shares              Shares
                 Austin, Texas 78701
-------------------------------------------------------------------------------------------------------------------
Preferred        Kenneth Wages                         210                 2,100,000          20%           10.14%
Stock            5502 Montclair                        Preferred           Common
                 Colleyville, TX 76034                 Shares              Shares
-------------------------------------------------------------------------------------------------------------------



                            DESCRIPTION OF SECURITIES


         CURRENT CAPITAL STRUCTURE. As of the date of this Prospectus, our Company has 100,000,000 shares of common stock, par value $0.001, authorized, with no shares outstanding, and 10,000,000 shares of preferred stock, par value $0.01, authorized, with 1,050 shares outstanding. If the maximum number of shares offered in this Prospectus are purchased, and assuming the conversion of all the outstanding preferred shares, there will be a total of 20,700,000 shares of common stock issued and outstanding.

         COMMON STOCK. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 per cent of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby when issued for the consideration set forth in this Prospectus, will be fully paid and non-assessable.

         PREFERRED STOCK. The Company has 10,000,000 shares of preferred stock authorized. At present, we have designated 1,100 shares of our preferred stock as Series A Preferred Stock. The Series A Preferred Stock, with respect to rights on liquidation, dissolution or winding up of the affairs of the company, ranks prior to the common stock. Specifically, in the event of a liquidation of our company, the holders of the Series A Preferred Stock shall be entitled to receive out of our assets, prior to the distribution of our assets to the holders of the common stock, an amount of cash per share equal to $1,000.00 per share of Series A Preferred Stock. The Series A Preferred Stock also carries voting rights, with each share of Series A Preferred Stock entitled to 10,000 votes. Finally, the Series A Preferred Stock is convertible into shares of the common stock on the basis of one share of preferred stock for 10,000 shares of common stock. The preferred stock is convertible into common stock at the earlier of two events; the selling of all shares in this offering or 18 months from the date of this Prospectus.

         In addition to the Series A Preferred Stock, our board of directors is empowered, without shareholder approval, to issue additional series of preferred stock with such designations, rights and preferences as they may from time to time determine. Thus, preferred stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the common stock. Preferred stock, if issued, could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

         OPTIONS AND WARRANTS TO PURCHASE SECURITIES We do not have any outstanding options or warrants to purchase common stock.

         DEBT SECURITIES. Prior to December 31, 1998, as reflected in our financial statements, we borrowed $4,000 from various individuals to pay our expenses while this offering is completed. In addition, in January, 1999, we borrowed an additional $7,000 for the same purposes. The agreements by which we borrowed these funds and may borrow in the future provide that the persons who loaned the money have the right to convert the amounts due to them into our preferred stock on the basis of 2 shares of preferred stock for each $1,000 loaned. If the lenders decide to convert their debt into preferred stock and then decide to convert their preferred stock into common stock, we may issue shares of the common stock offered hereby to the lenders in satisfaction of the loan agreements. In the alternative, we may take part of the proceeds of the offering to pay these debts.

         DIVIDEND POLICY. To date, we have not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements and financial condition, and other relevant factors. Our Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

         TRANSFER AGENT AND REGISTRAR. We intends to use Signature Stock Transfer, Inc., in Dallas, Texas as our transfer agent for the common stock.

                      DISCLOSURE OF COMMISSION POSITION ON
                       INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

         Article Eleven of the Articles of Incorporation of the company provides that the company shall indemnify its officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being officers or directors of the company, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on behalf of the company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the company's Articles of Incorporation, Bylaws, Texas law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

         HISTORY OF OUR COMPANY. CyberGuide Online, Inc. is a recently organized Texas corporation, incorporated under the laws of the State of Texas in November of 1998. We are in the business of developing and producing Internet advertisements for the Dallas Metroplex.

         OPERATIONS - BASIC DIRECTION. CyberGuide Online is hoping to be Dallas, Texas' most comprehensive and easy to use "Yellow Pages" on the Internet. Our management started developing the CyberGuide in mid 1996 and worked through 1997 to get it ready for its launch in January of 1998. Since that time, we have received indications of interest from various businesses to advertise their business to the Dallas Metroplex. With expanded resources in the marketing, selling, and advertising departments, we hope to grow our customer base rapidly.

         Currently, our operations consist primarily of designing, maintaining and operating we pages for various clients. Specifically, we currently own, operate and maintain two web sites, found at www.cyberdallas.com and www.cyberguideonline.com. In addition, we currently maintain on behalf of our clients, the following web pages:

www.adif.com
www.aessonline.com
www.shawflorist.com
www.omnipro.com
www.hairgrower.com
www.aallappliance.com
www.arvillas.com
www.avantipools.com
www.stormdoorexpress.com
www.alphachipiomega.com
www.jaegerplumbing.com
www.modsystems.com
www.atrci.com
www.finethings.net
www.addisonframing.com
www.awarch.net
www.westplumbing.com.
www.1stexecutives.com
www.1stexecutives.net

         Our company is operated by four principals. These four principals consist of a sales and marketing director, web master, accountant, and attorney. We want to hire a larger sales staff and increase our marketing capabilities.

         The CyberGuide Online web site was designed as an Internet site with listings and categories for the city of Dallas and all of its surrounding suburbs, ie. the "CyberGuide ". The CyberGuide is like having the Yellow Pages at your fingertips. Of course, because our web site is on the internet, our CyberGuide can only be reached through computers that have access to the internet.

         Other companies similar to ours buy extensive lists of businesses and add them to their listings. The only businesses listed on the CyberGuide will be companies that have bought advertising space and/or spoken with one of our sales representatives. Every potential customer that spends about 30 minutes with one of our representatives will receive a free listing on the CyberGuide. We believe this will build a customer base for the future. Our company offers a "Web Site" and an "Information Site".

         We believe our business to be unique in the Internet advertising market. Other companies build individual web pages for businesses and link them to their site. These other companies typically charge more than we do for creation and storage fees. We believe that our main competitor will probably be the local yellow pages although, unlike the yellow pages, our web page can only be accessed via a computer with a connection to the internet. There are 16 surrounding cities in the Dallas Metroplex. Residents of these cities do not usually obtain, manage, and store over 16 phone books. For those persons with a computer and access to the internet, our CyberGuide will be easily accessible.

         We want to do mass media advertising in the Dallas Metroplex for our services. We hope that this campaign will give us a competitive edge over our competition, including the "Yellow Pages". If we are successful enough to start our free internet service provider, we hope to greatly expand the economic reach of our company.

         BACKGROUND ON THE INTERNET INDUSTRY. The internet's brief and meteoritic existence provides little historic performance data. From a few hundred thousand users seeking information, entertainment and commerce in the early 1990's, the Internet community has grown significantly in the 1990s. Only a few short years ago, Internet companies were struggling to carve out revenue and many Internet sites offered free information posted by various entities with links to related and unrelated sites. Now, as reported by Advertising Age, billions of dollars in revenue are generated from advertising, Website development and retailing.


         Major electronic manufacturers have products and/or are developing integrated Internet products for next generation home systems and mobile systems. Future delivery of the Internet is slated to arrive via increased cable usage and/or satellite to multi-purpose home entertainment systems that will function as Internet links, computers, radios and TV sets. Cellular phones currently can connect to the Internet as well as automobile radios.


         TRENDS IN AD REVENUES. Currently, as reported by Advertising Age, the most lucrative Internet advertising comes from banner advertising. Banner advertisers pay for "hits" or "impressions" based on the number of user exposures to their ads. National brands in every industry are now using the Internet as part of an integrated approach to marketing. According to Advertising Age, local and regional web sites offer similar opportunities to local and regional advertisers.

         COMPETITION. Competition within the Internet community will be fierce. Internet "audiences" will continue to be exposed to newspaper, TV, radio, direct mail, etc. The advantages of the Internet lie in the totality of content and the ability to deliver messages in audio and visual media twenty-four hours a day, seven days a week. The disadvantages are that you must have a computer and access to the internet to be able to participate in activities on the internet.

         SUMMARY OF INDUSTRY ATTRACTIVENESS. We believe the Internet industry will prevail as the media of choice in the foreseeable future. The ability to access users should offer the opportunity for increased revenues in advertising.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         If we are successful in selling all of the shares offered hereby, we believe the $510,000 generated thereby will be sufficient to maintain our operations for at least 12 months after completion of the offering. If we raise less than $510,000, we will have to limit our operations and sales efforts which could delay or possibly destroy any growth of our company.

         To allow us to continue in business until the completion of this offering, in in December, 1998, we borrowed $4,000 from various individuals as set forth in our financial statements and also borrowed an additional $7,000 for the same reasons in January, 1999, subsequent to the date of our financial statements.

         Our basic financing plan involves obtaining listings of various businesses in the city of Dallas and all of its surrounding suburbs. The only businesses listed on the CyberGuide are companies that have bought advertising space and/or spoken with one of our sales representatives. We offer a "Web Site" and an "Information Site".

         An Information Site is basically the same thing as a full page advertisement in the Yellow Pages that is easy to access for all people who have a computer and access o the internet. However we think that a listing on our service will be significantly cheaper than a listing in the Yellow Pages. Initially, we expect to charge $50 per month for an Information Site. Unlike the local yellow page advertisements, we will offer our customers e-mail capabilities and site counters to show how many people have accessed their site. Information Sites are very informative and can have multiple colors and be animated.

         We are offering these packages for a small setup fee and a monthly fee of $50 for the first 1,000 customers. The next 15,000 business listed on our service will pay $100 per month. We anticipate using the monthly fees from our advertisers to advertise the CyberGuide on all forms of media in and around the Dallas Metroplex.

         If we are successful in reaching 1,000 advertisers, we anticipates then launching an internet service provider ("ISP") to the Dallas Metroplex. We currently anticipate that this will be offered initially to 40,000 users in 5,000 user blocks. There will be a one time setup fee of $99 and offered free thereafter. To substitute for the free monthly services, we anticipate that there will be Dallas Business Banner Advertisements at the top or bottom of our browser, 24 hours daily. We feel this will insure our advertisers a captured audience of consumers in the Dallas area.

         We hope to have a total of 16,000 customers listed on the CyberGuide over a ten year period. We currently anticipate that the first 1,000 customers will pay $50 per month and the following 15,000 will pay $100 per month.

         We have been working with local television and radio stations for sponsorship campaigns. Currently, we are attempting to come to terms with a local radio station called "The Eagle 97.1". We have also been in contact with a company call Net Talk Live. Although these contacts are interested in working out sponsorship for our company, we need initial advertising campaigns of our own to make the business more attractive for larger sponsors.

         There are currently over 8 million consumers in the Dallas Metroplex. Currently, there are 16 cities in and around the Dallas Metroplex proposed to be listed on the CyberGuide. CyberGuide currently anticipates all 16 cities will have their own business section, with a business banner at the top of every city. This city banner advertisement will cost $100 per month for each city. Each city has 26 alphabetical listing categories, with each category having at least 25 sub-categories of business types. One business per category will be offered a banner at the top of their respective category for an additional $50 per month.

         Currently, our business plan is based solely on the Dallas Metroplex. In the future, we want to market the Fort Worth and Houston, Texas areas. If successful in Dallas, Fort Worth and Houston, we may then move into markets in other regions of the country.

         OPERATIONS - FIRST PHASE. The first phase of our plan will emphasize our business information sites and web sites. These sites will be sold to business' throughout the Dallas Metroplex. The first 1,000 businesses will pay a $50 setup fee for their advertisements. All of the other businesses will be charged a setup fee of $100. We anticipate using these setup fees to advertise the online guide on all forms of media to the Dallas Metroplex.

         There are sixteen cities already listed on the CyberGuide. Each city has business categories filtered throughout the guide from A to Z (ie. Accounting, Automotive, Appliances etc.). We plan to market our Cyberguide to all businesses in the Dallas Metroplex.

         OPERATIONS - SECOND PHASE. In the second phase of our plan, we anticipate developing and selling the City Banners and the City Category Banners. There are sixteen cities listed on the CyberGuide, and each city will have its own City Banner. One business will be able to place an advertisement at the top of their respective city page. This City Banner will cost $100 per month.


         All sixteen cities have business categories from A to Z (ie. Accounting, Automotive, Appliances etc.). Each business category will have its own banner. Each city has 26 alphabetical listing categories. Each category will have at least 25 sub-categories of business types. One business per category will be offered a banner at the top of their respective category for an additional $50 per month.

--------------------------------------------------------------------------------
                                     DALLAS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                   16 CITIES
                          AROUND THE DALLAS METROPLEX
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                  CITY BANNERS
                                $100 PER CITY =
                             $1600 MONTHLY REVENUE
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             CITY CATEGORY BANNERS
            16 CITIES X 26 LETTERS X 25 CATEGORIES X $50 PER MONTH =
                            $520,000 MONTHLY REVENUE
--------------------------------------------------------------------------------

         OPERATIONS - THIRD PHASE. In the Third Phase of our plan, we hope to start our own ISP. If we reach 1,000 advertisers, we hope to then launch an Internet Service Provider in the Dallas Metroplex that only charges a one time setup fee of $99 and is offered free thereafter. Initially, this is anticipated to be offered to 40,000 users in 5,000 user blocks. To substitute for the free services, there will be Dallas Business Banner Advertisements at the top or bottom of the browser 24 hours daily. We feel this will insure our advertisers a captured audience of consumers in the Dallas area.

         EXPANSION PLANS TO OTHER CITIES. We hope to establish our basic market strategy in the Dallas/Ft. Worth Metroplex area. Assuming that our efforts are successful, we then plan to expand our realm of operations by introducing a similar market into the Houston, Texas and the Los Angeles, California areas. If our efforts in Dallas, Houston and Los Angeles are successful and we think the same to be prudent at the time, we could expand our operations to even more cities, perhaps even worldwide.

                             DESCRIPTION OF PROPERTY

         We are newly organized and has conducted limited activities. At the present time, we have only one computer and plan to purchase additional computer equipment at the close of this offering. We are currently using free office space in Conroe, Texas provided by Crossroads Environmental Corp., a company controlled by Jim W. Tucker, the chairman of our board. After completion of this offering we expect to lease office space in Dallas, Texas from an unaffiliated party.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         We are newly organized and this is our initial public offering so there is currently no public trading market for our common stock. We hope to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have our common stock quoted on the bulletin board, we will be required to be a "reporting company", a step the Company will attempt to accomplish after the effective date of this registration statement. We expect to contact members of the brokerage community to have a registered broker act as our market maker. Our market maker will then submit quotes for our stock to the NASD so that our shares can be publicly traded.

         None of our common stock is subject to outstanding options to purchase. We have not agreed to register any our stock for anyone nor do we presently have in effect employee stock options or benefit plan that would involve the issuing of additional shares of our common stock.

         Our existing shareholders collectively own 1,050 shares of our preferred stock which is convertible on the basis of 10,000 shares of common stock for each share of preferred stock for a total amount of common stock of 10,500,000 shares. All of this stock is "founder's stock" and was issued without registration under the Securities Act. Because the stock owned is not registered, it is "restricted stock" within the meaning of Rule 144 under the Securities Act and may only be sold in accordance with the various rules and regulations of Rule 144. Specifically, after the shareholders have held their stock for a period of at least one year, they could begin to sell part of their stock. Generally speaking, the amount of stock that each of the shareholders could sell could not exceed one percent (1%) of our outstanding common stock during any ninety (90) day period. If the maximum number of shares are sold under this offering, and assuming the conversion of all of the preferred stock into common stock, the total number of shares of common stock outstanding after the offering and conversion will be 20,700,000 shares. As a result, each of the shareholders could sell up to 207,000 shares during any ninety (90) day period. Although the shareholders do not have any present intention to sell any of their shares, the sale of a large block of our common stock could depress the per share price of our common stock.

         Rule 144 is conditioned upon us making public certain information. Although we do not currently make information publicly available that would allow us to use Rule 144, we will be required to make such information available after this registration statement becomes effective so shareholders could sell the amount set forth in Rule 144.

         We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. Although we have no specific limitations on our ability to pay dividends, the corporate law of Texas, the State under which we are organized, limits the ability to pay dividends to those instances in which we have earnings and profits. If we are unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Texas, no dividends will be made, even if our Board of Directors otherwise wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.

                             EXECUTIVE COMPENSATION

         Our directors do not currently receive any compensation for serving as a director of the company. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to its officers and employees when and if we become operational and profitable.

         We do not presently have a stock option plan but intend to develop an incentive-based stock option plan for our officers and directors in the future.

FINANCIAL STATEMENTS

         The following are our financial statements, with independent auditor's report, for the period ending December 31, 1998.

            [LETTERHEAD OF BEARD NERTNEY KINGERY CROUSE & HOHL P.A.]






April 9, 1999

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 (No. 333-73289) of our report dated March 1, 1999, with respect to the financial statements of CyberGuide Online, Inc., as of and for the period November 19, 1998 (date of incorporation) to December 31, 1998, filed with the Securities and Exchange Commission.



/s/ BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.

                             CYBERGUIDE ONLINE, INC.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS


===============================================================================


Independent Auditors' Report                                                                         F-2

Financial Statements as of and for the period November 19, 1998 (date of incorporation) to December 31, 1998:

    Balance Sheet                                                                                    F-3

    Statement of Operations                                                                          F-4

    Statement of Stockholders' Equity                                                                F-5

    Statement of Cash Flows                                                                          F-6

    Notes to Financial Statements                                                                    F-7


===============================================================================

[Letterhead of Beard Nertney Kingery Crouse & Hohl P.A.]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of CyberGuide Online, Inc:

We have audited the accompanying balance sheet of CyberGuide Online, Inc. (the "Company"), a development stage enterprise, as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the period November 19, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period November 19, 1998 (date of incorporation) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beard Nertney Kingery Crouse & Hohl P.A.

March 1, 1999
Tampa, FL

                             CYBERGUIDE ONLINE, INC.
                        (A Development Stage Enterprise)

                      BALANCE SHEET AS OF DECEMBER 31, 1998


================================================================================


ASSETS

Computer equipment ( net of  accumulated
   depreciation of $38)                                                         $     1,462
                                                                                -----------

TOTAL                                                                           $     1,462
                                                                                ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
     Preferred stock - $.01 par value - 10,000,000 shares authorized; 1,050 shares issued and outstanding
        with a liquidation value of $ 1,050,000                                 $        10
    Common stock - $.001 par value - 100,000,000 shares
        authorized; zero shares issued and outstanding                                    0
    Additional paid-in capital                                                        1,490
    Deficit accumulated during the development stage                                    (38)
                                                                                -----------

         Total stockholders' equity                                                   1,462
                                                                                -----------

TOTAL                                                                           $     1,462
                                                                                ===========

================================================================================

SEE NOTES TO FINANCIAL STATEMENTS

                             CYBERGUIDE ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF OPERATIONS
            FOR THE PERIOD NOVEMBER 19, 1998 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1998


================================================================================


EXPENSES -
   Depreciation                                             $        38
                                                            -----------
NET LOSS                                                    $        38
                                                            ===========
NET LOSS PER SHARE:
Basic                                                       $         0
                                                            ===========
Weighted average number of shares - basic                             0
                                                            ===========
Diluted                                                     $         0
                                                            ===========
Weighted average number of shares - diluted                  10,500,000
                                                            ===========


================================================================================

SEE NOTES TO FINANCIAL STATEMENTS

                             CYBERGUIDE ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENT OF STOCKHOLDERS'EQUITY
            FOR THE PERIOD NOVEMBER 19, 1998 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1998


================================================================================

                                                                                                            Deficit
                                                                                                          Accumulated
                                                                                           Additional     During the
                                       Preferred Stock               Common Stock           Paid-in       Development
                                   Shares          Value          Shares       Value        Capital          Stage        Total
                                   ------         -------        -------       ------      ----------     -----------     ------
Balances, November 20, 1998
  (date of incorporation)               0         $    0              0        $    0        $    0        $    0         $    0

Issuance of Class A
  preferred stock                   1,050             10              0             0         1,490             0          1,500

Net loss for the period,
  November 20, 1998
  (date of incorporation)
  to December 31, 1998                                                                                        (38)           (38)
                                   ------         ------         ------        ------        ------        ------         ------
Balances, December 31,
1998                                1,050         $   10              0        $    0        $1,490        $  (38)        $1,462
                                   ======         ======         ======        ======        ======        ======         ======

================================================================================

SEE NOTES TO FINANCIAL STATEMENTS

                             CYBERGUIDE ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS
            FOR THE PERIOD NOVEMBER 19, 1998 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1998


================================================================================


CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                                                          $(38)
      Adjustment to reconcile net loss to net cash used in
         operating activities - depreciation                                                              38
                                                                                                        ----
NET CASH USED IN OPERATING ACTIVITIES                                                                      0
                                                                                                        ----
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                                    0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                             0
                                                                                                        ----
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                                $  0
                                                                                                        ====

      Interest paid                                                                                     $  0
                                                                                                        ====
      Taxes paid                                                                                        $  0
                                                                                                        ====

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND
   FINANCING ACTIVITIES:

During the period ended November 19, 1998 (date of incorporation) to December
   31, 1998, assets and stockholders' equity increased by $1,500 when a computer was contributed to the Company.


================================================================================

SEE NOTES TO FINANCIAL STATEMENTS

                             CYBERGUIDE ONLINE, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

CyberGuide Online, Inc. (the "Company") was incorporated under the laws of the state of Texas on November 19, 1998. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to operate a yellow pages advertising business on the Internet. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a public offering of its common stock (see Note G) and the issuance of debt, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTION

A shareholder contributed a computer valued at $1,500 to the Company in consideration for preferred shares.


NOTE D - INCOME TAXES

During the period November 19, 1998 (date of incorporation) to December 31, 1998, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.


NOTE E - CONVERTIBLE PREFERRED STOCK

The Company has issued 1,050 shares of preferred stock designated as Class A to certain directors and officers. Each of the preferred shares contain the following rights and preferences: (1) entitlement to dividends as may be declared by the Board of Directors in preference and priority to any dividends on any other class of capital stock, (2) voting rights equal to 10,000 shares of common stock, (3) liquidation preference equal to $1,000 per share and (4) convertible into 10,000 common shares upon the earlier of May 1, 2000 or the Company completing an offering of common stock by raising $500,000. The conversion rates described above are subject to proportional adjustment in the event of a stock split, stock dividend or similar recapitalization event effecting such shares.

With respect to liquidation, preferred shareholders have certain specific rights of preference over the common shareholders prior to any distribution of assets or funds to common shareholders.


NOTE F - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of incremental common shares issuable upon the conversion of Class A preferred stock, are included in diluted net loss per share to the extent such shares are dilutive. The following table sets forth the computation of basic and diluted net loss per share:

Numerator
      Net loss available to common stockholders              $           38
                                                             ==============

Denominator
      Weighted average shares
                                                                          0
                                                             ==============
      Denominator for basic calculation
                                                                          0
                                                             ==============

      Weighted average effect of dilutive securities:
         Class A Preferred Stock                                 10,500,000
                                                             ==============
      Denominator for diluted calculation                        10,500,000
                                                             ==============

Net loss per share:
      Basic                                                  $         0.00
                                                             ==============
      Diluted                                                $         0.00
                                                             ==============


NOTE G - PROPOSED COMMON STOCK OFFERING

During the first calendar quarter of 1999, the Company intends to file a registration statement for the sale of up to 10,200,000 shares of the Company's common stock at $0.05 per share. The existing shareholders do not intend to offer any shares for sale. The offering is on a best efforts, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and the Company will have the immediate use of such funds to finance its operations.


NOTE H - SUBSEQUENT EVENT

In January, 1999, the Company borrowed $4,000 from certain individuals. The agreements by which the Company borrowed these funds provide that the note holders may convert the amounts due to them into the Company's preferred stock on the basis of two shares of preferred stock for each $1,000 loaned. Each of these preferred shares may be convertible into 10,000 shares of the Company's common stock. In addition, the Company may borrow additional funds having similar terms to fund certain costs of the offering.


================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Article Eleven of the Articles of Incorporation of the Company provides that the Company shall indemnify its officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being officers or directors of the Company, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Texas law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following is an itemized list of the estimate by the Company of the expenses of the offering:


     TYPE OF EXPENSE                                         AMOUNT
     ---------------                                         ------
     Accounting Fees                                       $11,000.00

     Filing Fees                                           $ 1,000.00

     Attorneys Fees                                        $35,000.00

     Transfer Agent Fees                                   $ 1,000.00

     Printing Costs                                        $ 2,000.00

     TOTAL                                                 $50,000.00


RECENT SALES OF UNREGISTERED SECURITIES


     On or about November 20, 1998, the Company was incorporated under the laws of the State of Texas. Effective as of November 21, 1998, we issued a total of 1,050 shares of its preferred stock to the four founders of our Company, James
B. Tucker, Paul C. Velte, IV, Jim Lawrenz, and Kenneth Wages. The federal exemption we relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not solicit any investment in the company and instead simply issued shares to our four founders, Messrs. Tucker, Velte, Lawrenz and Wages. In addition, given Messrs. Tucker, Velte, Lawrenz and Wages' involvement in the establishment of the company, they each had access to such information as they deemed necessary to fully evaluate an investment in our company. In addition, the issuance of the shares of stock to Messrs. Tucker, Velte, Lawrenz and Wages was exempt under the laws of the State of Texas, the State in which all persons resided at the time of the commencement of the company, pursuant to Section 5I.(a) of the Texas Securities Act. Section 5I.(a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five (35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements:

     The actual consideration paid for the shares issued to Messrs. Tucker, Velte, Lawrenz and Wages was each of their interest in a computer, being our sole asset. Because of the extremely limited nature of the transaction by which the shares were issued to Messrs. Tucker, Velte, Lawrenz and Wages, no underwriters were used.

     In December 1998 and January, 1999, we borrowed a total of $11,000 from various individuals to pay our expenses while this offering is completed. The agreements by which we borrowed these funds and may borrow in the future provide that the persons who loaned the money have the right to convert the amounts due to them into our preferred stock on the basis of 2 shares of preferred stock for each $1,000 loaned. If the lenders decide to convert their debt into preferred stock and then decide to convert their preferred stock into common stock, we may issue shares of the common stock offered hereby to the lenders in satisfaction of the loan agreements. In the alternative, we may take part of the proceeds of the offering to pay these debts. Although we think the foregoing transactions represent loans to the company and not the actual issuance of securities in a technical sense, especially given the convertible feature of these notes, the issuance thereof could be construed as an issuance of securities.

     The federal exemption we relied upon in issuing the loans was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not solicit any investment in the company and instead simply borrowed money from various individuals, each of whom had a pre-existing relationship with our company, either as a supplier of services or otherwise knew our president Brad Tucker through other business dealings. Prior to making these loans, we made sure that each lender had access to such information concerning our company as they deemed necessary to fully evaluate an investment in our company. In addition, the loans were exempt under the laws of the State of Texas, the State in which all of the lenders reside, pursuant to Section 5I.(a) of the Texas Securities Act. Section 5I.(a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five (35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements:

     The actual consideration paid for the loans was cash in the face amount of the loans. Because of the extremely limited nature of the transaction by which the loans were made, no underwriters were used.

EXHIBITS


     Attached to this registration are the exhibits required by Item 601 of Regulation S-B.

                                  UNDERTAKINGS

     The Company does not presently anticipate using an underwriter in conducting this offering; if the company changes its plan and utilizes an underwriter, the Company will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Texas law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Conroe, State of Texas on April 8, 1999.


(Registrant)                        CyberGuide Online, Inc.

By (Signature and Title):           ------------------------------------------
                                    James B. Tucker, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



(Signature)       ---------------------------
                  James B. Tucker

(Title)           President


(Date)            April 8, 1999





(Signature)       ---------------------------
                  James W. Tucker

(Title)           Chairman of the Board of Directors


(Date)            April 8, 1999

Date Filed: April 8, 1999                                 SEC File No.333-73289











                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549



                         ------------------------------




                                    EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                                  ON FORM SB-2

                                     UNDER

                           THE SECURITIES ACT OF 1933




                         ------------------------------




                            CYBERGUIDE ONLINE, INC.






(Consecutively numbered pages ___________ through ___________ of this Registration Statement)

                               INDEX TO EXHIBITS

         SEC REFERENCE           TITLE OF DOCUMENT                              LOCATION
             NUMBER
               3                 Charter and Bylaws                             Original Filing

               5                 Opinion and consent of Hoge,                   This Filing
                                 Evans, Holmes, Carter & Ledbetter,             Page _____
                                 PLLC, Attorneys and Counselors at
                                 Law

              10                 Loan Agreements                                Original Filing

              23.1               Consent of Beard, Nertney, Kingery,            This Filing
                                 Crouse & Hohl, P.A.                            Page _____

              23.2               Consent of Hoge, Evans, Holmes,                This Filing
                                 Carter & Ledbetter, PLLC, (See                 Page ______
                                 Exhibit 5)